Exhibit 10.4.b

SECOND AMENDMENT

OF THE

FMC TECHNOLOGIES, INC.

INCENTIVE COMPENSATION AND STOCK PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Incentive Compensation and Stock Plan (the “Plan”); and

WHEREAS, the Company now deems necessary and desirable to amend the Plan to limit the term of the Plan to comply with the changes in the rules of the New York Stock Exchange;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 17 of the Plan, the Plan is hereby amended effective as of October 1, 2003, as follows:

The following is added to the end of Section 17. AMENDMENT AND TERMINATION

“No award of performance units may be granted to Non-Employee Directors under Section 14.1 of this Plan after February 16, 2011 or, if later, the date that is ten years from the date a majority of the stockholders of the Company approve the most recent version of the Plan.”

1